Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of Middlefield Banc Corp. of our report dated February 10, 2006, except for Note 23, as to which the date is December 15, 2006, relating to our audit of the consolidated financial statements of Middlefield Banc Corp., as of and for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement.
/s/ S.R. Snodgrass, A.C.
Wexford, PA
January 26, 2007